Exhibit 10.2

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

EXECUTION COPY

AGREEMENT

THIS AGREEMENT, together with the schedules attached hereto, (this “Agreement”) is entered into as of the Execution Date and effective as of August 31, 2012 (the “Effective Date”), by and between Equilon Enterprises LLC dba Shell Oil Products US, a Delaware limited liability company, having a place of business at 910 Louisiana Street, Houston, Texas 77002 (“Shell”), and Codexis, Inc., a Delaware corporation, having a place of business at 200 Penobscot Drive, Redwood City, California 94063 (“Codexis”). Shell and Codexis may each be referred to herein individually as a “Party” or, collectively, as the “Parties.”

RECITALS

WHEREAS, Shell and Codexis entered into a certain Amended and Restated License Agreement, entered into as of November 1, 2007 and effective as of November 1, 2006, as amended (the “License Agreement”), pursuant to which Codexis granted to Shell certain license rights under Codexis Patent Rights, Codexis Licensed Technology, Program Patent Rights and Program Technology so that Shell can manufacture, use, sell, offer for sale and import Licensed Products (as such terms are defined below).

WHEREAS, the Parties desire to amend the License Agreement as of the Effective Date, pursuant to which Shell would grant to Codexis a certain royalty-bearing, non-exclusive license under Codexis Patent Rights, Codexis Licensed Technology, Program Patent Rights and Program Technology so that Codexis can manufacture, use, sell, offer for sale and import Licensed Products in the Intermediate Field of Use (as such term is defined below), in accordance with the terms and conditions herein.

WHEREAS, Shell and Codexis entered into a certain Amended and Restated Collaborative Research Agreement, entered into as of November 1, 2007 and effective as of November 1, 2006, as amended (the “Research Agreement”), pursuant to which the Parties have collaborated to develop certain new biocatalytic processes for use in the conversion of biomass to fuels and/or fuel additives and/or lubricants.

WHEREAS, the Parties desire to amend and to terminate the Research Agreement as of the Effective Date, pursuant to which Shell would pay to Codexis a certain payment in full satisfaction of Shell’s remaining FTE funding obligation under the Research Agreement and Codexis and its Affiliates would have no further obligations to Shell to provide any FTEs to perform work under the Program (as such term is defined below), in accordance with the terms and conditions herein.

WHEREAS, Shell, Shell Chemicals Canada Limited (“Shell Canada”), Codexis and Iogen Energy Corporation (“IE”) entered into a certain Collaborative Research and License Agreement, effective as of July 10, 2009 (the “IE/Codexis/Shell Agreement”), pursuant to which Codexis and IE collaborated to develop technology relating to the conversion of biomass to ethanol, focusing in particular on development of yeasts for the production of ethanol from C5 and C6 sugars and enzymes for saccharification of pretreated biomass.

WHEREAS, Codexis and Dyadic International (USA), Inc. and Dyadic International, Inc. (together with Dyadic International (USA), Inc., hereinafter “Dyadic”), entered into a certain License Agreement, effective as of November 14, 2008 (the “Dyadic License”), pursuant to which Codexis obtained a non-exclusive license under certain Dyadic patent rights and know-how relating to the generation and use of Dyadic’s proprietary C1 (as such term is defined below) technology for the expression of certain genes and secretion of certain corresponding enzymes.

WHEREAS, Shell and Codexis entered into a certain letter agreement, dated November 3, 2008 (the “Dyadic Letter”), pursuant to which Shell agreed to make certain payments under the Dyadic License with respect to certain Shell activities using the C1 technology, directly to Dyadic.

WHEREAS, the Parties desire to amend and restate each Party’s responsibility for payments under the Dyadic License for such Party’s manufacture, use, sale, offer for sale or importation of Licensed Products (as defined in the Dyadic License).

NOW, THEREFORE, in consideration of the promises and undertakings set forth herein, the Parties agree as follows:

ARTICLE 1

DEFINITIONS

Capitalized terms not otherwise defined herein will have the meaning set forth below.

1.1 Unless specified elsewhere in this Agreement, “Affiliate” means,

(a) with respect to Codexis, any business entity controlling, controlled by, or under common control with Codexis. For the purpose of this Section 1.1(a) only, “control” means (i) the possession, directly or indirectly, of the power to direct the management or policies of a business entity, whether through the ownership of voting securities, by contract or otherwise, or (ii) the ownership, directly or indirectly, of at least fifty percent (50%) of the voting securities or other ownership interest of a business entity; provided that, if local law requires a minimum percentage of local ownership, control will be established by direct or indirect beneficial ownership of one hundred percent (100%) of the maximum ownership percentage that may, under such local law, be owned by foreign interests; and

(b) with respect to Shell, Royal Dutch Shell plc and any company (other than Shell) which is from time to time directly or indirectly affiliated with Royal Dutch Shell plc. For the purpose of this Section 1.1(b) only, a particular company is (i) directly affiliated with another company or companies if that latter company beneficially owns or those latter companies together beneficially own fifty percent (50%) or more of the voting rights attached to the ownership interest of the particular company; and (ii) is indirectly affiliated with company or companies if a series of companies can be specified, beginning with that latter company or companies and ending with the first mentioned company, so related that each company of the series (except the latter company or companies) is directly affiliated with one or more of the companies earlier in the series.

1.2 “Assignee” has the meaning set forth in Section 7.1.

1.3 “Assignment” has the meaning set forth in Section 7.1.

1.4 “Associated Company” means any business entity controlling, controlled by, or under common control with any other business entity. For the purpose of the definition of “Associated Company” only, “control” means (a) the possession, directly or indirectly, of the power to direct the management or policies of a business entity, whether through the ownership of voting securities, by contract or otherwise, or (b) the ownership, directly or indirectly, of at least fifty percent (50%) of the voting securities or other ownership interest of a business entity; provided that, if local law requires a minimum percentage of local ownership, control will be established by direct or indirect beneficial ownership of one hundred percent (100%) of the maximum ownership percentage that may, under such local law, be owned by foreign interests. Notwithstanding anything to the contrary, for purposes of this Agreement, neither Shell nor any of its Affiliates (other than IE or Raízen Energia Participações S.A., a Brazilian company, having offices at Avenida Presidente Juscelino Kubitcheck, 1327 6 O Andar, São Paulo, D5 04543-011, Brazil (“Raízen”)) shall be deemed to be an Associated Company of IE or Raízen.

1.5 “Biocatalyst” has the meaning set forth in the License Agreement.

1.6 “Biomass” has the meaning set forth in the License Agreement.

1.7 “C1” means any fungal strain, enzyme, gene or other material that was licensed by Dyadic to Codexis pursuant to the Dyadic License, and any progeny, derivative or modification of the foregoing.

1.8 “Calendar Year” means (a) for the first Calendar Year of the term of this Agreement, the period beginning on the Effective Date and ending on December 31, 2012, (b) for each Calendar Year during the term of this Agreement thereafter, each successive period beginning on January 1 and ending twelve (12) consecutive calendar months later on December 31, and (c) for the last Calendar Year of the term of this Agreement, the period beginning on January 1 of the Calendar Year in which this Agreement expires or terminates and ending on the effective date of expiration or termination of this Agreement.

1.9 “Cellulase Technology” means any Microbe or Biocatalyst developed by Codexis and/or its Affiliates that is a derivative of C1 and/or C1-derived enzymes for which Shell receives rights to such Microbe or Biocatalyst pursuant to and/or in accordance with, (a) Section 2.1 of the License Agreement, (b) Section 4.5 of the IE/Codexis/Shell Agreement and/or (c) Section 4.2 of this Agreement, in each case for use in the Intermediate Field of Use.

1.10 “Codexis Licensed Technology” has the meaning set forth in the License Agreement.

1.11 “Codexis Patent Rights” has the meaning set forth in the License Agreement.

1.12 “Codexis Qualified Transaction” means any transfer or assignment by Codexis of its rights and obligations to a successor of all or substantially all of the business or assets relating to this Agreement, whether by sale, acquisition, merger, operation of law or otherwise.

1.13 “Confidential Information” means any and all non-public and proprietary Information that is specifically designated as such and that is disclosed by either Party to the other in written or other similar form in connection with this Agreement and that, if orally or visually disclosed, shall be summarized in writing in detail and specifically designated as proprietary and such summary delivered to the receiving Party within thirty (30) days after such disclosure.

1.14 “Cost” shall have the meaning set forth on Schedule A attached hereto.

1.15 “Covered Information” means Confidential Information under the Research Agreement that is related to, or useful in, the use or practice of Technology (as defined in the Research Agreement) that falls within the Intermediate Field of Use.

1.16 “Covered Technology” means the intellectual property licensed by Codexis to Shell pursuant to Section 4.2(a) only. For purposes of clarification, “Covered Technology” shall not include any intellectual property or other technology covered under the license grants in Section 2.1 of the License Agreement or Section 4.5 of the IE Agreement/Codexis/Shell Agreement.

1.17 “Covered Use” means the use (or proposed use) of a Sample in the Sample Territory that is fully compliant with all instructions and guidance provided by Codexis to Shell with respect to the applicable Sample pursuant to Section 4.2(d).

1.18 “Dyadic Letter” has the meaning set forth in the Recitals.

1.19 “Dyadic License” has the meaning set forth in the Recitals.

1.20 “First Commercial Sale” means the first transfer by Codexis and/or a Codexis Affiliate of a Biocatalyst to a Third Party in exchange for cash, or cash equivalent to which value can be assigned after achievement of the Triggering Event.

1.21 “FTE” means the efforts of one or more employees of Codexis, its Affiliates, the Assignee and/or its Associated Companies equivalent to the efforts of one full time employee (i.e., an employee that works at least one thousand seven hundred sixty (1760) hours per year).

1.22 “Fuel Field of Use” has the meaning set forth in the License Agreement.

1.23 “Gross Margin” means Net Sales minus Cost, the difference of which is then divided by Net Sales.

1.24 “IE/Codexis/Shell Agreement” has the meaning set forth in the Recitals.

1.25 “Information” means data, results, evaluations, inventories, Microbes, show-how, know-how, computer chip and programs, processes, machines, biological chemicals, enzymes, proteins, intermediates, trade secrets, techniques, methods, developments, materials, methods of analysis, compositions of matter, copyrights or other information.

1.26 “Intermediate Field of Use” has the meaning set forth in the License Agreement.

1.27 “License Agreement” has the meaning set forth in the Recitals.

1.28 “Licensed Field Information” shall mean Confidential Information under the License Agreement that is related to, or useful in, the use or practice of Technology and Materials (as such term is defined in the License Agreement) that fall within the Intermediate Field of Use.

1.29 “Licensed Product” has the meaning set forth in the License Agreement.

1.30 “Losses” means any and all liability, damage, loss, cost or expense (including without limitation reasonable attorneys’ fees).

1.31 “Lubricant” has the meaning set forth in the License Agreement.

1.32 “Lubricant Field of Use” has the meaning set forth in the License Agreement.

1.33 “Microbes” has the meaning set forth in the License Agreement.

1.34 “Most Favored Nation Pricing” has the meaning set forth in Section 8.2.

1.35 “Net Sales” means the proceeds, expressed in United States Dollars, from the sale of a Biocatalyst by Codexis and/or its Affiliates to Third Parties (other than Shell Facilities) less: (i) bad debts related to such Biocatalyst; (ii) compulsory payments and rebates, actually paid or deducted; (iii) customs duties and other governmental charges, as well as sales, use, excise, inventory, value added, and other taxes, related directly and only to the sale of such Biocatalyst; (iv) commissions allowed or paid to Third Parties, including without limitation distributors, brokers, or agents; and (v) Transportation Costs of such Biocatalyst.

1.36 “Patents” means all patent applications and patents, corresponding foreign patent applications and patents, and all continuations and divisions of any such patent applications and of patent applications from which such patents issued, all patents issuing from any of such patent applications, and all renewals, reissues, re-examinations and extensions of any of such patents.

1.37 “Program” has the meaning set forth in the Research Agreement.

1.38 “Program Licensed Technology” has the meaning set forth in the License Agreement.

1.39 “Program Patent Rights” has the meaning set forth in the License Agreement.

1.40 “Research Agreement” has the meaning set forth in the Recitals.

1.41 “Sample” has the meaning set forth in Section 4.2(d).

1.42 “Sample Territory” has the meaning set forth in Section 4.2(d).

1.43 “Shell Facility” means any cellulosic fuel production facility in which Shell and/or a Shell Affiliate (other than [***] or any Associated Company of [***]) collectively own, and thereafter continues to own, at least [***] percent ([***]%) but less than [***] percent ([***]%) of the outstanding equity of the entity or, if the entity is not an equity issuing entity, has made at least [***] percent ([***]%) but less than [***] percent ([***]%) of the aggregate capital contribution to the entity and continues to maintain these minimum capital contribution requirements.

1.44 “Shell-Modified Sample” means a Sample that has been modified by Shell, a Shell Affiliate, a Shell Facility or any Third Party.

1.45 “Technology Licensed to Shell” has the meaning set forth in Section 7.1(b).

1.46 “Territory” means worldwide, except Brazil.

1.47 “Third Party” means any party other than Codexis, Shell or Affiliates of either Party.

1.48 “Third Party Patents” means, on a Sample-by-Sample basis, all issued Patents owned by Third Parties in the Sample Territory that cover (a) the composition of matter of such Sample or (b) any Covered Use, and that, in each of (a) and (b), were known to Codexis, or should have been known to Codexis after due inquiry, at the time Codexis transferred such Sample to Shell pursuant to Section 4.2(d).

1.49 “Transportation Costs” means, with respect to transport of any Biocatalyst, all costs associated with any packages and packing, transportation, storage and/or insurance for such Biocatalyst.

1.50 “Triggering Event” means the production of sugars in the Intermediate Field of Use in the Territory derived from the use of Biocatalysts by Codexis, its Affiliates and/or its customers sufficient to produce the first thirty million (30,000,000) gallons of liquid fuel.

ARTICLE 2

AMENDMENT AND TERMINATION OF THE RESEARCH AGREEMENT

2.1 Amendments to the Research Agreement.

(a) Amendment to First Sale Payment. Section 3.4(h) of the Research Agreement shall be deleted and replaced with the following:

Shell shall pay to Codexis a one-time, non-refundable, non-creditable milestone payment equal to Three Million United States Dollars ($3,000,000) upon the earlier of the First Sale (a) in the Intermediate Field of Use in Brazil, (b) in the Fuel Field of Use or (c) in the Lubricant Field of Use. Such payment shall be due within thirty (30) days after the receipt by Shell of an invoice from Codexis, such invoice to be issued by Codexis to Shell after receipt by Codexis of notification, in writing, from Shell of such First Sale.

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

(b) Amendment to the Survival Provision of the Research Agreement. Section 11.4(b) of the Research Agreement shall be deleted and replaced with the following:

The following Articles and Sections of this Amended and Restated Research Agreement shall survive its termination or expiration: Articles 4, 5, 10 and 12, and Sections 2.4(a)(iii), 2.9, 3.4(h), 3.7, 6.1, 8.3, 9.4, 9.5, 11.4(b) and 11.4(c).

(c) Amendment to Assignment Provision of the Research Agreement. The Parties agree that Section 12.2 of the Research Agreement will be deleted and replaced in its entirety with the following:

Neither Party may transfer or assign its rights and obligations under this Amended and Restated Research Agreement without the prior written consent of the other Party; provided that either Party may transfer or assign its rights and obligations under this Amended and Restated Research Agreement to an Affiliate of such Party or to a successor to all or substantially all of its business or assets relating to the Amended and Restated Collaborative Research Agreement or, separately, to the Intermediate Field of Use (as defined in the Amended and Restated License Agreement) whether by sale, acquisition, merger, operation of law or otherwise. Notwithstanding anything to the contrary, any transferee, assignee or successor of a Party shall agree in writing to be bound by the terms of this Amended and Restated Research Agreement prior to the effective date of transfer or assignment of this Amended and Restated Research Agreement and, thereafter, this Amended and Restated Research Agreement shall be binding upon such transferee, assignee or successor. Any attempted transfer or assignment of this Amended and Restated Research Agreement not in accordance with this Section 12.2 will be null and void.

(d) Amendment to the Confidentiality Provision of the Research Agreement. Notwithstanding anything to the contrary in the Research Agreement, the Parties agree that Codexis and its Affiliates can disclose Covered Information (other than Shell business plans and economic models) to Third Parties, Shell Affiliates or Shell Facilities so long as each Third Party, Shell Affiliate or Shell Facility agrees, prior to such disclosure, to be bound by obligations of confidentiality and non-use no less restrictive than those set forth in Article 6 of the Research Agreement.

2.2 Buy-Out and Termination of Research Agreement. The Parties agree that the Research Agreement shall terminate on August 31, 2012. Notwithstanding anything to the contrary in the Research Agreement, within sixty (60) days after the Effective Date, Shell shall pay to Codexis a payment equal to Seven Million Five Hundred Forty-Three Thousand Three Hundred Thirty-Three United States Dollars ($7,543,333) in full, complete and final satisfaction of any and all payments that Shell may owe Codexis under Sections 3.3(c), 3.4(b) and 3.4(f) of the Research Agreement. For the avoidance of doubt, beginning September 1, 2012, (a) Codexis and its Affiliates shall have no further obligations to Shell under the Research Agreement to provide any FTEs to perform work under or after the Program and (b) Shell and its Affiliates shall have no further obligations to Codexis under the Research Agreement to provide funding for any FTEs to perform work under or after the Program.

2.3 Removal of Research Restrictions. The Parties hereby agree that Section 9.4 of the Research Agreement shall be null and void solely with respect to development of enzymes and Microbes for use in the Intermediate Field of Use in the Territory upon the occurrence of any of the following: (a) the appointment of a trustee, receiver or custodian for all or substantially all of the property of Codexis, which appointment is not dismissed within sixty (60) days thereafter; (b) the filing of a petition for relief in bankruptcy by Codexis on its own behalf, or the filing of any such petition against Codexis if the proceeding is not dismissed or withdrawn within sixty (60) days thereafter; (c) the termination, pursuant to Section 7.1(b) of this Agreement, of the rights granted to Codexis and its Affiliates by Shell under Section 4.1 of this Agreement; or (d) the termination of this Agreement by Shell pursuant to Section 13.2; provided that, in the event of any of (a), (b), (c) or (d), Shell shall have a right to conduct research to make improvements to enzymes and Microbes only for use in the Intermediate Field of Use in the Territory. Notwithstanding the foregoing, nothing in this Agreement shall exempt Shell or any Shell Affiliate from complying with any of the restrictions related to the development or use of (i) Dyadic Materials and/or Production Strains (in each case, as defined in the Dyadic License) contained in the Dyadic License and/or the Dyadic Letter or (ii) C1 Materials and/or C1 Strains (in each case, as defined in the IE/Codexis/Shell Agreement) contained in the IE/Codexis/Shell Agreement, including without limitation Section 4.4 of the IE/Codexis/Shell Agreement.

ARTICLE 3

IP COMMITTEE

3.1 IP Committee.

(a) Function. Shell and Codexis shall establish an IP Committee (the “IP Committee”) to keep the Parties informed as to the filing, maintenance, enforcement and defense of Patents licensed by a Party or to a Party pursuant to Section 4.1 or Section 4.2. Codexis will consult with Shell, and will consider Shell’s comments and recommendations, with respect to such Patents to be filed and the maintenance, enforcement and defense of such Patents, and will provide a status update to Shell regarding such Patents at least once per year.

(b) Membership. Shell and Codexis each, in its sole discretion, shall appoint one (1) member to the IP Committee and shall provide written notice to the other Party of the name and contact information of such member within five (5) days after the Effective Date. Each Party may appoint substitutes for its member at any time, such substitution to be effective immediately upon providing the name and contact information of such substitute to the other Party’s representative on the IP Committee.

(c) Chair. The IP Committee shall be chaired by the Codexis representative.

(d) Meetings. The IP Committee shall meet (in person or via teleconference) at Codexis’ discretion but not less frequently than once per year, unless otherwise agreed, at places and on dates agreed upon by Shell and Codexis. Representatives of Shell or Codexis or both, in addition to members of the IP Committee, may attend such meetings at the invitation of either Party.

(e) Minutes. Codexis will provide accurate written minutes of meetings of the IP Committee in a timely manner after each meeting.

(f) Decisions. All decisions of the IP Committee shall be made by consensus of the Parties. The Codexis representative shall have one (1) vote and the Shell representative shall have one (1) vote; provided, however, that in the case where consensus of the Parties has not been reached, the final decision shall be made by Codexis; provided, further, that in the event Codexis exercises such final decision right with respect to the maintenance, enforcement or defense of any applicable Patent then, notwithstanding anything to the contrary in this Agreement, the Research Agreement or the License Agreement, Shell shall have no obligation to co-fund any such maintenance, enforcement or defense decision with respect to such Patent.

(g) Expenses. Shell and Codexis shall each bear all expenses of their respective members related to their participation on the IP Committee.

(h) Disbanding of the IP Committee. The Parties shall have the right to disband the IP Committee upon mutual agreement. Failure to agree to disband the IP Committee shall not constitute a breach of this Agreement, nor trigger the Dispute Resolution process as described in Section 14.6.

ARTICLE 4

LICENSE GRANTS

4.1 License by Shell to Codexis Under Program Patent Rights and Program Licensed Technology. Subject to the restrictions of the Dyadic License, as may be amended in the future, Shell hereby grants to Codexis and its Affiliates an irrevocable (subject to Section 7.1(b) and Section 13.3(b)), non-exclusive, royalty-bearing right and license under the Program Patent Rights and Program Licensed Technology to develop, manufacture, have manufactured, use, have used, sell, have sold, offer for sale, have offered for sale, import and have imported, (a) Biocatalysts (including improvements to any Biocatalysts) and (b) Microbes, and in each case of (a) and (b), in the Intermediate Field of Use in the Territory, such license to include the right to grant sublicenses solely for purposes of manufacturing enzymes and Microbes. For the avoidance of doubt, Program Patent Rights and Program Licensed Technology in the preceding sentence comprise the Program Patent Rights and Program Licensed Technology under the License Agreement.

4.2 License Grant by Codexis to Shell.

(a) License Grant.

(i) Codexis hereby grants to Shell, subject to the terms set out in Schedule B, an irrevocable (subject to Section 13.3(c)), non-exclusive, royalty-free license in the Territory under intellectual property rights and Patents developed by Codexis during the period beginning on the Effective Date and ending on the ten (10) year anniversary of the Effective Date to manufacture, have manufactured, use and import, in each case solely for use by Shell or Shell Affiliates, (i) enzymes developed by Codexis outside of the Research Agreement for use in the Intermediate Field of Use in the Territory, and (ii) improvements to any Microbe developed by Codexis outside of the Research Agreement that is a derivative of C1 for use in the Intermediate Field of Use in the Territory, and in each case of (i) and (ii), such license to include the right, subject to the restrictions contained in the Dyadic License, to grant sublicenses only to Shell Affiliates (other than [***] and its Associated Companies) and Shell Facilities (other than a Shell Facility in which [***] and/or its Associated Companies is an equity participant). Notwithstanding anything to the contrary, a Shell Facility that is a sublicensee of Shell or a Shell Affiliate under this Section 4.2(a) shall have no right to grant any further sublicense to any party (including, for example, any equity participant in such Shell Facility), except that such Shell Facility shall retain the right to “have manufactured” such enzymes and/or Microbes solely for use by such Shell Facility.

(ii) In the event that the collective ownership interest of Shell and/or a Shell Affiliate (other than [***] or any Associated Company of [***]) in a Shell Facility drops below [***] percent ([***]%), then if such Shell Facility, prior to the date of such ownership interest drop, used enzymes and Microbes, and the right to use intellectual property rights and Patents covering such enzymes and Microbes, that are the subject of the license grant in Section 4.2(a)(i) in the Intermediate Field of Use to produce liquid fuels in the amount:

(1) less than [***] of liquid fuel, then any and all sublicense rights granted by Shell to such Shell Facility with respect to such enzymes, such Microbes, and the right to use such intellectual property rights and Patents, shall automatically terminate in the entirety; or

(2) equal to or greater than [***] of liquid fuel, then the sublicense rights granted by Shell to such Shell Facility with respect to such enzymes and Microbes, and right to use such intellectual property rights and Patents, shall continue in effect but solely with respect to such enzymes, Microbes and intellectual property rights and Patents developed by Codexis prior to the date of such ownership drop. For the avoidance of doubt, sublicense rights to such Shell Facility shall not include any enzymes or Microbes, or the right to use any intellectual property rights or Patents, developed by Codexis after the date of the ownership interest drop;

provided that, in either (1) or (2), upon request of a Shell Facility, Codexis will use commercially reasonable efforts to negotiate with such Shell Facility commercial terms for access to Codexis technology.

(iii) For the avoidance of doubt, in the event of any Assignment, the license grant in this Section 4.2(a): (1) shall not apply to any enzymes, Microbes or other technology developed, in-licensed and/or acquired by an Assignee prior to the effective date of such Assignment, and (2) shall only apply to enzymes developed after the effective date of such Assignment that are derivatives of (A) any Biocatalyst and/or (B) any enzymes developed by Codexis and/or its Affiliates from C1, and in each case of (A) and (B), solely to the extent developed prior to the effective date of such Assignment.

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

(b) For the avoidance of doubt, nothing in this Agreement shall impact the scope of the license grant set forth in Section 4.5 of the IE/Codexis/Shell Agreement.

(c) Technical and Business Updates.

(i) Beginning six (6) months following the Effective Date and ending upon the ten (10) year anniversary of the Effective Date, (i) Codexis shall provide Shell with semi-annual written updates of Codexis commercially relevant technical developments that are subject to the license grant in Section 4.2(a) during the previous six (6) months, and (ii) at Shell’s prior request, Codexis shall, at its own expense, participate semi-annually in a teleconference with Shell, at its own expense, to provide an overview of Codexis’ progress towards commercialization in the Intermediate Field of Use during the previous six (6) months, such overview to be limited by confidentiality obligations of Codexis and/or its Affiliates.

(ii) Beginning six (6) months following the Effective Date and ending upon either Codexis’ expenditure (including, without limitation, any expenditure by a Codexis Affiliate or a Third Party) of [***] United States Dollars ($[***]) on improvement of the Cellulase Technology, or an Assignment as described in Section 7.1, (A) Codexis shall provide Shell with semi-annual financial reports on the number of FTEs assigned to improve the Cellulase Technology, and (B) at Shell’s prior request and sole expense, but no more than once in any two (2) consecutive calendar years, Codexis shall permit an independent Third Party, mutually acceptable to Shell and Codexis, to conduct an audit of work directed to improvement of the Cellulase Technology, such audit to be limited by reasonable confidentiality obligations to Codexis and/or its Affiliates and to be conducted at times that are reasonably acceptable to Codexis, to determine the amount of expenditure directed to improvement of the Cellulase Technology as of the date of such audit, and for no other purpose. The Third Party audit firm will be required to treat all materials made available for inspection by Codexis as Confidential Information of Codexis in accordance with Article 12.

(d) Technology Transfer. Beginning six (6) months following the Effective Date and ending upon the ten (10) year anniversary of the Effective Date, upon the reasonable written request of Shell but no more often than once every twelve (12) months, Codexis, subject to the restrictions in the Dyadic License, will provide Shell, or a Shell Affiliate (other than IE and its Associated Companies) or a Shell Facility (other than a Shell Facility in which IE and/or its Associated Companies is an equity participant), in each case identified by Shell in writing to Codexis, with samples of commercially relevant Microbes and enzymes that are the subject of the license grant in Section 4.2(a) (each, a “Sample”). Such written request of Shell shall include a listing of jurisdictions in which Shell intends to use such Samples (the “Sample Territory”). Upon delivery of a Sample to Shell, or a Shell Affiliate (other than [***] and its Associated Companies) or a Shell Facility (other than a Shell Facility in which [***] and/or its Associated Companies is an equity participant), so long as each such Affiliate or such Shell Facility has been identified by Shell in writing, Codexis shall deliver written instructions and/or guidance with respect to Covered Uses for such Sample in the applicable jurisdictions in the Sample Territory. Such instructions and/or guidance may include reference to, and limitations imposed as a result of, Third Party Patents. In the event that Codexis provides Shell a Sample, and Shell then desires to provide such Sample to a Shell Affiliate (other than [***] and its Associated Companies) or a Shell Facility (other than a Shell Facility in which [***] and/or its Associated Companies is an

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

equity participant), Shell shall notify Codexis in writing, prior to providing such a Sample, of the identity and location of such Shell Affiliate or such Shell Facility. Shell covenants and agrees that Shell will not, and Shell will not authorize or permit any Shell Affiliate or Shell Facility to, provide, transfer or sell any Sample to any Third Party (including, without limitation [***]), [***], or any Associated Company of [***] (including, without limitation [***]). If Shell desires reasonable additional technology transfer assistance, Codexis will use commercially reasonable efforts to provide such reasonable assistance to the extent Codexis has personnel qualified to provide such assistance and that Codexis can provide such assistance without undue disruption to its other projects and business activities. Shell shall pay for any such Codexis assistance at Codexis’ then prevailing market rates for such activities. Codexis shall, from time-to-time, submit to Shell written invoices for any such assistance provided to Shell, and Shell shall pay to Codexis such invoiced amounts within thirty (30) days after receipt thereof.

(e) Intellectual Property Claims. Each Party shall promptly inform the other Party in writing of any claim or suit brought by a Third Party alleging that the practice of any Covered Technology (including without limitation, any Covered Use) may infringe any Patent controlled by such Third Party. In the event of such claim or suit, and upon [***] written request, [***] shall use commercially reasonable efforts to (1) [***] and/or (2) recommend and/or make [***], and in each case of (1) and (2), to the extent [***] has personnel qualified to provide such assistance and that [***] can provide such assistance without undue disruption to its other projects and business activities. In the event such Patent controlled by such Third Party is:

(i) a Third Party Patent, [***] shall provide such assistance at [***] cost and expense; or

(ii) not a Third Party Patent, [***] shall pay for such assistance at [***] then prevailing market rates and, in connection with such assistance, [***] shall, from time-to-time, submit to [***] written invoices for such assistance, and [***] shall pay to [***] such invoiced amounts within thirty (30) days after receipt thereof.

ARTICLE 5

AMENDMENT TO THE IE/CODEXIS/SHELL AGREEMENT

5.1 Consent to Assignment Provision of the IE/Codexis/Shell Agreement. Shell covenants and agrees that it shall, upon the written request of Codexis, promptly and without qualification or request for any consideration, provide Codexis with Shell’s prior written consent under Section 11.2 of the IE/Codexis/Shell Agreement to a Codexis Qualified Transaction.

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

ARTICLE 6

AMENDMENTS TO THE LICENSE AGREEMENT

6.1 Amendment to Shell’s Covenant in the License Agreement. Section 7.3 of the License Agreement shall be revised to include the following at the end of Section 7.3 of the License Agreement:

In addition, Shell covenants that, notwithstanding anything to the contrary in this Amended and Restated License Agreement, Shell shall not (d) sell, offer for sale, transfer or import any Biocatalyst to [***] or any Third Party in the Intermediate Field of Use, so long as such Biocatalyst qualifies as a Commercial Improvement to any and all Biocatalysts that are derived from Research Technology (as defined in the IE/Codexis/Shell Agreement), except that such limitation, subject to the Dyadic License, shall not apply to (i) organizations for contract manufacture with respect to the manufacture of Biocatalysts solely for use by Shell or (ii) Shell’s or its Affiliates’ or sublicensees’ activities in Brazil.

In addition, Shell covenants that, notwithstanding anything to the contrary in this Amended and Restated License Agreement, Shell shall not authorize or grant a sublicense to (e) any Shell Affiliate (other than [***]), [***], or any Third Party to sell, offer for sale, transfer or import any Biocatalyst to [***] or any Third Party in the Intermediate Field of Use, so long as such Biocatalyst qualifies as a Commercial Improvement to any and all Biocatalysts that are derived from Research Technology (as defined in the IE/Codexis/Shell Agreement), except that such limitation, subject to the Dyadic License, shall not apply to (i) organizations for contract manufacture with respect to the manufacture of Biocatalysts solely for use by Shell or (ii) Shell’s or its Affiliates’ or sublicensees’ activities in Brazil.

6.2 Amendment to Assignment Provision of the License Agreement. The Parties agree that Section 10.2 (Assignments) of the License Agreement will be deleted and replaced in its entirety with the following:

Neither Party may transfer or assign its rights and obligations under this Amended and Restated License Agreement without the prior written consent of the other Party; provided that either Party may transfer or assign its rights and obligations under this Amended and Restated License Agreement to an Affiliate of such Party or to a successor to all or substantially all of its business or assets relating to the Amended and Restated License Agreement or, separately, to the Intermediate Field of Use whether by sale, acquisition, merger, operation of law or otherwise. Notwithstanding anything to the contrary, any transferee, assignee or successor of a Party shall agree in writing to be bound by the terms of this Amended and Restated License Agreement prior to the effective date of transfer or assignment of this Amended and Restated License Agreement and, thereafter, this Amended and Restated License Agreement shall be binding upon such transferee, assignee or successor. Any attempted transfer or assignment of this Amended and Restated License Agreement not in accordance with this Section 10.2 will be null and void.

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

6.3 Amendment to Confidentiality Provisions of the License Agreement. Notwithstanding anything to the contrary in the License Agreement, the Parties agree that Codexis and its Affiliates can disclose Licensed Field Information (other than Shell business plans and economic models) to Third Parties, Shell Affiliates or Shell Facilities, so long as each such Third Party, Shell Affiliate or Shell Facility agrees prior to such disclosure to be bound by obligations of confidentiality and non-use no less restrictive than those set forth in Article 5 of the License Agreement.

6.4 Removal of Research Restrictions. The Parties hereby agree that Section 7.3 of the License Agreement shall be null and void solely with respect to development of enzymes and Microbes for use in the Intermediate Field of Use in the Territory upon the occurrence of any of the following (a) the appointment of a trustee, receiver or custodian for all or substantially all of the property of Codexis, which appointment is not dismissed within sixty (60) days thereafter; (b) the filing of a petition for relief in bankruptcy by Codexis on its own behalf, or the filing of any such petition against Codexis if the proceeding is not dismissed or withdrawn within sixty (60) days thereafter; or (c) the termination of this Agreement by Shell pursuant to Section 13.2. Notwithstanding the foregoing, nothing in this Agreement shall exempt Shell or any Shell Affiliate from complying with any of the restrictions related to the development or use of (i) Dyadic Materials and/or Production Strains (in each case, as defined in the Dyadic License) contained in the Dyadic License and/or the Dyadic Letter or (ii) C1 Materials and/or C1 Strains (in each case, as defined in the IE/Codexis/Shell Agreement) contained in the IE/Codexis/Shell Agreement, including without limitation Section 4.4 of the IE/Codexis/Shell Agreement.

6.5 Limitation. In the event that (a) the Assignee, pursuant to Section 7.1(b), terminates the rights granted to Codexis and its Affiliates by Shell under Section 4.1 of this Agreement or (b) Shell terminates this Agreement pursuant to Section 13.2 for a material failure by Codexis to comply with any of Codexis’ obligations contained in this Agreement, the terms of this Article 6 shall not apply to Shell as of the effective date of such termination.

ARTICLE 7

TECHNOLOGY DEVELOPMENT OBLIGATION UPON THIRD PARTY ASSIGNMENT BY CODEXIS

7.1 In the event of a valid assignment of this Agreement by Codexis to a Third Party in accordance with Section 14.2 of this Agreement (an “Assignment”), the Third Party assignee (the “Assignee”) must, within ninety (90) days after the effective date of the Assignment, provide Shell a written notice stating its intention to do one of the following:

(a) Expend [***] United States Dollars ($[***]) either on (1) the development of any Cellulase Technology, or (2) in payments directly to Shell, net of certain expenditures of Codexis, its Affiliates and/or Third Parties, such expenditures and such payments as set forth, together with examples for purposes of illustration, in Schedule C; or

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

(b) Terminate the rights granted to Codexis and its Affiliates by Shell under Section 4.1 of this Agreement; provided, that in the event the Assignee elects to terminate the rights granted to Codexis and its Affiliates by Shell under Section 4.1 of this Agreement, (i) the license granted by Codexis to Shell pursuant to Section 4.2(a) of this Agreement shall automatically be converted to an exclusive license (subject to any pre-existing agreements or commitments), with unrestricted sublicense rights (subject to the restrictions in the Dyadic License and/or any pre-existing agreements or commitments); and (ii) Shell shall have the right, at Shell’s sole expense, to bring an infringement action or similar proceeding against any Third Party that Shell reasonably suspects of infringement or unauthorized use of the Program Licensed Technology and/or the Patents that are subject to the license grant in Section 4.2(a) (collectively, the “Technology Licensed to Shell”), in each case in the Intermediate Field of Use in the Territory; provided, however, that Shell shall, at least thirty (30) days prior to commencing any such infringement action or similar proceeding, provide to the Assignee written notice of Shell’s intention to commence such infringement action or similar proceeding, including a reasonable description of the alleged infringement and the identity of the alleged infringing party, and Shell shall reasonably and in good faith consider the Assignee’s comments thereto. If requested to do so by Shell, the Assignee shall cooperate with Shell in any such action, including, but not limited to, by joining the action as a party if necessary to maintain standing; provided that Shell will reimburse the Assignee for any reasonable expenses (including reasonable attorneys’ fees) actually incurred by the Assignee in cooperating with Shell in any such action or proceeding, which Shell shall pay to Assignee reasonably promptly after receiving from Assignee any written invoices thereto. Any award recovered by Shell in any such action or proceeding shall belong solely to Shell. Shell shall not enter into any settlement of any such action that would restrict the scope, or adversely affect the enforceability of, the “Technology Licensed to Shell”, without Assignee’s prior written consent. Upon reasonable request by the Assignee, Shell shall keep the Assignee reasonably informed of the status of its activities regarding any litigation, settlement or other resolution thereof concerning the Technology Licensed to Shell.

7.2 Notwithstanding anything to the contrary in this Agreement, including without limitation Section 13.2, in the event that the Assignee delivers a notice to Shell pursuant to Section 7.1(a) and then fails to achieve the required level of expenditure under Section 7.1(a), Shell shall have the right to provide a written notice to Assignee requiring Assignee to make good or otherwise cure such failure. In the event that Assignee’s annualized FTE expenditure at the end of such sixty (60) day period is sufficient to meet its minimum expenditure requirements pursuant to Section 7.1(a), then Assignee shall be deemed to have “cured” such breach. If such default is not cured within sixty (60) days after the date such notice was sent, then Assignee shall pay Shell [***] United States Dollars ($[***]), net of any permissible reductions set forth in the relevant subsection of Section 7.1(a). Notwithstanding anything to the contrary in this Agreement, the obligations of Assignee under the preceding sentence shall be Shell’s sole and exclusive remedy under this Agreement for Assignee’s failure to achieve the required level of expenditure under Section 7.1(a) and is in lieu of any other remedy, whether at law or at equity.

7.3 In the event that the Assignee delivers a notice to Shell pursuant to Section 7.1(a) above, the Assignee shall provide a report to Shell within forty-five (45) days of such notice setting forth (a) the number of FTEs assigned by Codexis, its Affiliates and/or Third Parties to develop Cellulase Technology during the period beginning on the Effective Date and ending on the effective date of the Assignment and (b) the Assignee’s remaining development obligations

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

under Section 7.1(a), if any. In the event that the Assignee has remaining development obligations under Section 7.1(a), within forty-five (45) days after the end of each calendar quarter, the Assignee shall provide Shell with a report setting forth the number of FTEs assigned by the Assignee and its Associated Companies for the development of the Cellulase Technology during the just ended calendar quarter. Such reporting obligation shall continue until the Assignee has fulfilled the expenditure requirements set forth in Section 7.1(a). Codexis, its Affiliates, the Assignee and its Associated Companies shall keep complete, true and accurate books of account and records for the purpose of verifying the reports presented by Codexis to Shell pursuant to this Section 7.3. Said books and records will be kept for a period of at least three (3) years following the reporting period to which they pertain and shall be available, after not less than fifteen (15) business days prior written notice, for inspection, such inspection not to occur more frequently than once in any Calendar Year, by Shell using Shell personnel or by an independent public accountant, certified in the U.S. and affiliated with a recognized accounting firm selected by Shell and reasonably acceptable to the Assignee, solely in order to, and only to the extent necessary to, verify the accuracy of the reports delivered by the Assignee to Shell pursuant to this Section 7.3. Such independent public accountant will be obliged by Shell to treat all materials made available for inspection by Codexis as Confidential Information in accordance with Article 12. Shell shall bear the full cost of the performance of any audit performed pursuant to this Section 7.3.

7.4 Notwithstanding anything to the contrary in this Agreement, in the event that Codexis and/or its Affiliates have expended [***] United States Dollars ($[***]) to develop the Cellulase Technology prior to the forty-eight (48) month anniversary of the Effective Date, including an expenditure of at least [***] United States Dollars ($[***]) prior to the twenty-four (24) month anniversary of the Effective Date, Codexis shall provide written notice thereof to Shell and the provisions of this Article 7 shall be null and void as of the date of such notice. The expenditures of Codexis and/or its Affiliates shall be calculated by multiplying the number of FTEs assigned by Codexis and/or its Affiliates to develop the Cellulase Technology during the relevant period by [***] United States Dollars ($[***]) per year.

7.5 The Parties agree that the FTE rates set forth in this Article 7 for purposes of calculating expenditures by Codexis, its Affiliates, the Assignee and its Associated Companies shall be used even if the amounts that Codexis, its Affiliates, the Assignee and/or its Associated Companies (i) receive as reimbursement, or (ii) actually expend, for the development of the Cellulase Technology are different than such FTE rates.

ARTICLE 8

FINANCIAL TERMS

8.1 Royalty Payment from Codexis to Shell.

(a) In consideration for the rights granted to Codexis and its Affiliates under this Agreement by Shell, Codexis shall pay to Shell royalty payments as follows: (i) for the sale by Codexis and/or its Affiliates of any Biocatalyst to any Third Party for use in the Intermediate Field of Use in the Territory after the First Commercial Sale, Codexis shall pay to Shell a royalty equal to [***] percent ([***] %) of Net Sales and (ii) for the use of any Biocatalyst by Codexis

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

and/or its Affiliates in the Intermediate Field of Use in the Territory after the Triggering Event, Codexis shall pay to Shell a royalty equal to [***] percent ([***] %) of the fair market price of such Biocatalysts as indicated by Net Sales during the prior twelve (12) months for such Biocatalyst or, if no such Net Sales have occurred, then as mutually agreed upon by the Parties acting reasonably and in good faith. Notwithstanding the foregoing, the Parties agree that in the event that a particular sale of any Biocatalyst to any Third Party for use in the Intermediate Field of Use by Codexis and/or its Affiliates would trigger a royalty obligation to Shell and/or its Affiliates under this Agreement and any other agreement that Shell and/or its Affiliates is a party to (each such agreement, an “Other Agreement”), Codexis and/or its Affiliates shall owe only one (1) payment to Shell and/or its Affiliates for such sale, such payment to be equal to the average royalty among the parties to the Other Agreement that would owe to Shell a royalty to be paid under this Agreement and any Other Agreement for such sale, such average royalty to be weighted to reflect each such party’s relative economic benefit in such sale. For purposes of illustration, not intended to be limiting, example calculations of royalty payments to Shell are set forth in Schedule D.

(b) Within ninety (90) days after the end of each calendar quarter in which any sales that would give rise to a payment obligation under this Article 8 have occurred, Codexis shall provide Shell a written statement of royalties due to Shell and, together with such written statement, all payments due to Shell based on such written statement.

8.2 Most Favored Nation Pricing. In the event that Codexis supplies Biocatalysts to Shell and Shell Affiliates during the term of this Agreement, Codexis agrees that it will supply Biocatalysts to Shell and Shell Affiliates in the Intermediate Field of Use in the Territory at a price equal to [***] (a) the United States Dollar [***] (excluding [***] included in [***]) for which [***] has sold such Biocatalysts to [***] in the Intermediate Field of Use in the Territory [***], and (b) [***] United States Dollar [***] in the Intermediate Field of use in the Territory [***] and in each case of (a) and (b), plus all applicable [***] for such Biocatalysts; provided, however, under no circumstances will Codexis be required to supply Biocatalysts to Shell at a transfer price less than [***] for such Biocatalysts (collectively, “Most Favored Nation Pricing”). Notwithstanding anything to the contrary, Codexis shall have no obligation to supply any Biocatalyst to Shell or any Shell Affiliate. For purposes of illustration, examples of Most Favored Nation Pricing are set forth in Schedule E.

8.3 Audits.

(a) Codexis will keep, and will require its Affiliates to keep, complete, true and accurate books of account and records for the purpose of showing the derivation of (i) all royalties payable to Shell under Section 8.1 or (ii) Most Favored Nation Pricing pursuant to Section 8.2. Said books and records will be kept for at least three (3) years following the end of the Calendar Year to which they pertain and shall be available, after not less than fifteen (15) business days prior written notice, for inspection by an independent public accountant, certified in the U.S. and affiliated with a recognized accounting firm selected by Shell and reasonably acceptable to Codexis, for the purpose of verifying statements provided to Shell (A) pursuant to Section 8.1(b) regarding royalties due to Shell or (B) Most Favored Nation Pricing pursuant to Section 8.2. Such independent public accountant will be obliged by Shell to treat all materials made available for inspection by Codexis as Confidential Information in accordance with Article 12.

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

(b) In the event that the independent public accountant described in Section 8.3(a) alleges that an underpayment or an overpayment has been made, and the Parties agree on the amount of such underpayment or such overpayment, Codexis, in the event of an underpayment, will pay to Shell the full amount of such underpayment within ten (10) days after such agreement between the Parties or, in the event of an overpayment, may credit the amount of such overpayment against any future payment due to Shell under this Agreement. Shell shall bear the full cost of the performance of any audit performed under Section 8.3(a), unless such audit discloses a variance to the detriment of Shell of more than ten percent (10%) (determined on an aggregate basis for all payments covered by the audit), and the Parties agree that such variance is correct, in which case, Codexis shall bear the full cost of the performance of such audit.

(c) Notwithstanding the provisions of Section 14.6, in the event that the independent public accountant described in Section 8.3(a) alleges that an underpayment or an overpayment has been made, and a Party provides written notice to the other Party disputing such allegation within thirty (30) days after such allegation, the Parties shall mutually select a U.S.-based recognized public accounting firm which shall review the amount in dispute (including supporting documentation) and resolve such dispute within thirty (30) days after selection of such firm. Such U.S.-based recognized public accounting firm will be obliged to Codexis to treat all materials made available for inspection as Confidential Information of Codexis or Shell in accordance with Article 12. In the event that such U.S.-based recognized public accounting firm determines that an underpayment or an overpayment has been made, Codexis, in the event of an underpayment, will pay to Shell the full amount of such underpayment within ten (10) days after such agreement between the Parties or, in the event of an overpayment, may credit the amount of such overpayment against any future payment due to Shell under this Agreement. Each Party shall pay fifty percent (50%) of the expenses for such public accounting firm; provided, however, that if the audit performed by such accounting firm discloses a variance to the detriment of Shell of more than ten percent (10%) (determined on an aggregate basis for all payments covered by the audit), Codexis shall reimburse Shell for Shell’s portion of the expenses for such audit with fifteen (15) days after Shell’s written request for such reimbursement and, in addition, the cost of the initial audit by Shell pursuant to Section 8.1(a). The determination of such US-based recognized public accounting firm pursuant to this Section 8.3(c) shall be final and binding upon the Parties, and shall not be subject to dispute resolution pursuant to Section 14.6.

8.4 Dyadic Payments.

(a) Notwithstanding anything to the contrary in the Dyadic Letter, the Parties hereby agree that (i) [***] will be directly responsible [***] and (ii) [***] to make payments due under the [***]; provided that in the event that the supply of enzymes [***] any particular payment [***] make such payment [***].

(b) [***] solely with respect to the activities of Codexis and its Affiliates in Category A and/or Category F (as each is defined in the Dyadic License).

8.5 No Royalties to Codexis on Third Party Enzyme Sales by Codexis. Notwithstanding anything to the contrary in the License Agreement, Shell shall not owe Codexis any Intermediate Royalty (as such term is defined in the License Agreement) under Section 3.1(a) of the License Agreement as a result of the sale of any enzyme or Microbe by Codexis and/or its Affiliates to any Third Party in the Intermediate Field of Use in the Territory.

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

8.6 Mode of Payment; Late Payment Interest.

(a) All payments made by Codexis to Shell under this Agreement shall be made by direct wire transfer of United States Dollars in immediately available funds in the requisite amount to such bank account as Shell may from time to time designate by written notice to Codexis. For the purpose of determining royalties payable under this Agreement, any revenues Codexis and/or its Affiliates receive in currencies other than United States Dollars shall be converted into United States Dollars according to Codexis’ reasonable standard internal conversion procedures. To the extent permitted under applicable law, the Parties shall use diligent efforts to utilize any exemption available to minimize any taxes, fees or other charges imposed on payments to Shell under the terms of this Agreement.

(b) Any payment due and payable to Shell under the terms and conditions of this Agreement made by Codexis after the date such payment is due to be paid shall bear interest as of the day after the date such payment was due to be paid and shall continue to accrue such interest until payment of the amount due is made. The interest rate to be applied to any payment not paid when due shall be equal to the lesser of either (a) two percent (2%) above the prime rate as reported by Citibank, New York, New York on the date such payment was due to be paid, or (b) the maximum rate permitted by applicable law on such date, and shall apply until the date that payment is issued by Codexis to Shell.

ARTICLE 9

IP Matters

9.1 Abandonment of Patents. In the event that Codexis decides to abandon any of the Patents within the Technology Licensed to Shell, Codexis shall, at least forty-five (45) days prior to any abandonment thereof, provide advance written notice thereof to Shell. Shell may elect to receive assignment of such Patents by providing to Codexis written notice of such election within fifteen (15) business days after Shell’s receipt of such Codexis notice of abandonment. In the event Shell elects to receive such assignment, Codexis shall, to the extent feasible and as soon as reasonably practicable, assign such Patents to Shell (or otherwise transfer to Shell responsibility for, including without limitation all costs associated with, the prosecution, maintenance, enforcement and defense of such Patents and all costs associated therewith).

ARTICLE 10

REPRESENTATIONS AND WARRANTIES

10.1 Mutual Representations and Warranties. Each Party represents and warrants to the other that: (a) it is duly organized and validly existing under the applicable laws of the jurisdiction of its incorporation, and has full corporate power and authority to enter into this Agreement and to carry out the provisions hereof; (b) it is qualified to do business and is in good standing in each jurisdiction in which it conducts business; (c) it is duly authorized to execute and deliver this Agreement and to perform its obligations hereunder, and the person executing this Agreement on its behalf has been duly authorized to do so by all requisite corporate action; and (d) this Agreement is legally binding upon it and enforceable in accordance with its terms and the execution, delivery and performance of this Agreement by it does not conflict with any agreement, instrument or understanding, oral or written, to which it is a party or by which it may be bound, nor violate any material law. In addition, each Party represents and warrants to the other that, as of the Effective Date, to its knowledge, there is no action, suit or inquiry or investigation instituted by any person which questions or threatens the validity of this Agreement.

10.2 Disclaimer of Warranties. EXCEPT AS SPECIFICALLY SET FORTH IN THIS ARTICLE 10, NEITHER PARTY MAKES ANY REPRESENTATION OR WARRANTY, EXPRESS OR IMPLIED, INCLUDING ANY IMPLIED WARRANTY OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE OR USE, NON-INFRINGEMENT, AND ANY OTHER STATUTORY WARRANTY.

ARTICLE 11

INDEMNIFICATION

11.1 Employees and Property. Each Party (each, the “Indemnitor”) shall indemnify, defend and hold the other Party and its Affiliates and their respective agents, employees, consultants, officers and directors (the “Indemnitees”) harmless from and against any and all Losses, arising from any claims or suits arising from (a) bodily injuries, including without limitation fatal injury or disease, to the Indemnitor’s employees, and (b) damage to tangible, real or personal property of Indemnitor and/or Indemnitor’s employees, in each case arising from or in connection with the performance of this Agreement or the practice or use of the rights conferred to an Indemnitor by this Agreement; except, in any such case, for Losses to the extent, and only to the extent, reasonably attributable to the gross negligence, recklessness or willful misconduct of the applicable Indemnitee.

11.2 Indemnification by Codexis. Codexis shall fully indemnify, defend and hold the Shell Indemnitees harmless from and against any and all Losses arising out of Third Party claims or suits (but not any Shell Facility claims or suits) arising from:

(a) breach by Codexis of any of its representations and warranties under this Agreement;

(b) failure to perform its obligations under this Agreement;

(c) the negligence or willful misconduct of Codexis or its Affiliates, and its or their directors, officers, agents, employees, sublicensees or consultants;

(d) bodily injuries, including without limitation fatal injury or disease, to the employees of such a Third Party, and/or damage to tangible, real or personal property of such a Third Party or employees of such a Third Party, in each case arising from or in connection with the practice or use of rights granted by Shell to Codexis under the terms of this Agreement and conferred by Codexis to such a Third Party, or

(e) breach of the covenant set forth in Section 2.7(b) of the Dyadic License as a result of any claim or suit brought by Codexis;

except in any such case under clause (a), (b), (c) or (d) for Losses to the extent, and only to the extent, reasonably attributable to a breach by Shell of its representations and warranties set forth in this Agreement or the gross negligence, recklessness or willful misconduct of any Shell Indemnitee.

11.3 Indemnification by Shell. Shell shall fully indemnify, defend and hold the Codexis Indemnitees harmless from and against any and all Losses arising out of Third Party claims or suits arising from:

(a) breach by Shell of any of its representations and warranties under this Agreement;

(b) failure to perform its obligations under this Agreement;

(c) the negligence or willful misconduct of Shell or its Affiliates, and its or their directors, officers, agents, employees, sublicensees, or consultants;

(d) bodily injuries, including without limitation fatal injury or disease, to the employees of such a Third Party, and/or damage to tangible, real or personal property of such a Third Party or employees of such a Third Party, in each case arising from or in connection with the practice or use of rights granted by Codexis to Shell under the terms of this Agreement and conferred by Shell to such a Third Party, or

(e) for the avoidance of doubt, breach of Shell’s covenant set forth in Schedule B;

except in any such case under clause (a), (b), (c) or (d) for Losses to the extent, and only to the extent, reasonably attributable to a breach by Codexis of its representations and warranties set forth in this Agreement or the gross negligence, recklessness or willful misconduct of any Codexis Indemnitee.

11.4 Intellectual Property.

(a) Indemnification by Codexis. Codexis shall fully indemnify, defend and hold the Shell Indemnitees harmless from and against any and all Losses arising out of Third Party claims or suits (but not any Shell Facility claims or suits) arising from (i) infringement of Third Party Patents of a Covered Use of a Sample by a Shell Indemnitee; or (ii) use by Codexis or its Affiliates of Program Patent Rights and Program Licensed Technology licensed by Shell to Codexis and its Affiliates pursuant to Section 4.1 of this Agreement; provided that Codexis’ indemnification obligations pursuant to this Section 11.4(a) for any particular Loss shall be as follows:

(A) if an indemnified use is a use by Shell, independent of Codexis, Codexis’ liability for such use shall be limited to [***] United States Dollars ($[***]), and the aggregate indemnification obligations of Codexis shall be capped for all Losses at [***] United States Dollars ($[***]);

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

(B) if an indemnified use is a use by Shell, not independent of Codexis, and is a use by Codexis and Shell jointly in a joint venture or other similar enterprise, Codexis’ liability for such use shall be limited to [***] United States Dollars ($[***]), and the aggregate indemnification obligations of Codexis shall be capped for all Losses at [***] United States Dollars ($[***]); and

(C) if an indemnified use is a use by Codexis, independent of Shell, [***];

provided, however, in each of (A) and/or (B), Codexis obligation under this Section 11.4(a) shall not extend to continued activities of the Shell Indemnitees, activities that gave rise to such Third Party claims or suits, after (1) receipt by Codexis of a Claim Notice in accordance with Section 11.6(b), and (2) a reasonable period of time for Codexis to provide the Shell Indemnitees an alternative, non-infringing technology for implementation by the Shell Indemnitees.

(b) Indemnification by Shell. Shell shall fully indemnify, defend and hold the Codexis Indemnitees harmless from and against any and all Losses arising out of Third Party claims or suits arising from (i) infringement of any Patents owned or otherwise controlled by such Third Party by any use by Shell or a Shell Affiliate or a Shell Facility of the Samples that is not a Covered Use; (ii) the use, other than a Covered Use, of any Sample by Shell or a Shell Affiliate or a Shell Facility in the Intermediate Field of Use; (iii) the use of any Shell Modified Sample by Shell or a Shell Affiliate or a Shell Facility, regardless of whether such use is inside or outside the Intermediate Field of Use; (iv) the use of any Sample by Shell or a Shell Affiliate or a Shell Facility, whether such use is a Covered Use or not a Covered Use, in combination with other technology not provided by Codexis and such claim or suit would not have arose by use of such Sample without such other technology; or (v) infringement of Patents owned or otherwise controlled by such Third Party by the practice of intellectual property provided to Codexis or any Affiliate of Codexis by or on behalf of Shell or any Affiliate of Shell (at the time such intellectual property was provided), or to improvements made by Codexis or any Affiliate of Codexis to such intellectual property; except in each case of (i)-(v), to the extent such Losses are subject to indemnification by Codexis pursuant to Section 11.4(a).

11.5 Environmental. Notwithstanding any other indemnification obligation in this Agreement, and in addition to any rights the Parties may have under relevant federal, state, or local statutory and common laws, each Party shall fully indemnify, defend and hold the other Party and its Affiliates harmless from and against any and all Losses incurred as a result of Environmental Matters (as such term is defined below); provided, however, that this indemnification shall not apply to the extent any such Losses result from the acts or omissions of personnel of the Indemnitee or its Affiliates which occur at any site of the Indemnitee or the site of any supplier of the Indemnitee.

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

For purposes of this Section 11.5, “Environment Matters” shall mean:

(a) the operation by the Indemnitor, its Affiliates, sublicensees, or subcontractors of any site or facility in a manner that is not in compliance with and in violation of any applicable Environmental Law (as such term is defined below);

(b) any release of Hazardous Materials (as such term is defined below) into the environment by the Indemnitor, its Affiliates, sublicensees, or its subcontractors; or any Hazardous Materials that have been Disposed (as such term is defined in applicable Environmental Law) of at a site of the Indemnitor or any site of any supplier (other than Codexis as supplier) of the Indemnitor or other site or facility operated by the Indemnitor, its Affiliates or its subcontractors;

(c) any failure to obtain or maintain all permits and provide all notices required by any applicable Environmental Law for the lawful operation of any site of the Indemnitor or any site of any supplier of the Indemnitor or other facilities or sites operated by the Indemnitor, its Affiliates, sublicensees, or its subcontractors; and

(d) any other actual or alleged act or omission relating to the handling or disposal of Hazardous Materials at any site of the Indemnitor or any site of any supplier of the Indemnitor or the handling or disposal of Hazardous Materials by the Indemnitor, its Affiliates, sublicensees, or its subcontractors at any other facility or site.

For purposes of this Section 11.5, “Environmental Law” shall mean any treaty, law, ordinance, regulation or order of any jurisdiction, relating to environmental matters, including, but not limited to, matters governing air pollution; water pollution; the use, handling, reporting, release, storage, transport, or disposal of Hazardous Materials as defined herein above; exposure to or discharge of Hazardous Materials; occupational safety and health; and public health.

For purposes of this Section 11.5, “Hazardous Materials” includes, but is not limited to, air contaminant, water pollutant, hazardous material, hazardous waste, hazardous substance, toxic and hazardous substance, medical waste, infectious waste, “chemicals known to the State of California to cause cancer or reproductive toxicity”, asbestos and PCB’s, as such substances are defined under any applicable federal, state or local statute, regulation, rule or ordinance.

11.6 Notification of Claim; Conditions to Indemnification Obligations.

(a) Generally. Except with respect to Shell’s right to receive indemnification under Section 11.4(a), as a condition to a Party’s right to receive indemnification under this Section 10, that Party shall: (i) promptly notify (“Claim Notice”) the other Party as soon as it becomes aware of a claim or suit for which indemnification may be sought pursuant hereto (provided that the failure to give a Claim Notice promptly shall not prejudice the rights of an Indemnitee except to the extent that the failure to give such prompt notice materially adversely affects the ability of the Indemnitor to defend the claim or suit); (ii) cooperate with the Indemnitor in the defense of such claim or suit, at the expense of the Indemnitor; and (iii) if the Indemnitor confirms in writing to the Indemnitee its intention to defend such claim or suit within fifteen (15) business days of receipt of the Claim Notice, permit the Indemnitor to control the defense of such claim or suit, including without limitation the right to select defense counsel; provided that if the

Indemnitor fails to (A) provide such confirmation in writing within the fifteen (15) business day period; or (B) diligently and reasonably defend such suit or claim at any time, its right to defend the claim or suit shall terminate immediately in the case of (A) and upon twenty (20) days’ written notice to the Indemnitor in the case of (B), the Indemnitee may assume the defense of such claim or suit at the sole expense of the Indemnitor and may settle or compromise such claim or suit without the consent of the Indemnitor. In no event, however, may the Indemnitor compromise or settle any claim or suit in a manner which admits fault or negligence on the part of any Indemnitee or that otherwise materially affects such Indemnitee’s rights under this Agreement or requires any payment by an Indemnitee without the prior written consent of such Indemnitee. Except as expressly provided above, the Indemnitor will have no liability under this Section 9 with respect to claims or suits settled or compromised without its prior written consent. The Indemnitee and, in the event of a valid assignment of this Agreement by Codexis to a Third Party in accordance with Section 14.2, the Assignee’s Indemnitees, shall have the right, but not the duty, at its sole cost and expense, to participate in the defense of any claim or suit hereunder with attorneys of its own selection without relieving the Indemnitor and, in the event of a valid assignment of this Agreement by Codexis to a Third Party in accordance with Section 14.2, the Assignee’s Indemnitor, of any of its obligations hereunder.

(b) Claims by Shell With Respect to Third Party Patents. As a condition to Shell’s right to receive indemnification under Section 11.4(a), Shell shall (i) promptly provide Codexis with a Claim Notice as soon as it becomes aware of a claim or suit for which indemnification may be sought pursuant to Section 11.4(a) (provided that the failure to give a Claim Notice promptly shall not prejudice the rights of Shell except to the extent that the failure to give such prompt notice materially adversely affects the ability of Codexis to defend the claim or suit); (ii) cooperate with Codexis in the defense of any suit, action or proceeding alleging the infringement of any Third Party Patent by reason of the manufacture, use, sale, offer for sale or importation of any Sample, including by providing information and assistance necessary to defend or settle any such suit, action or proceeding; and (iii) give to Codexis the right to exclusive control of the defense of any such suit, action or proceeding and the exclusive right after consultation with Shell, to compromise, litigate, settle or otherwise dispose of any such suit, action or proceeding, at Codexis’ expense; provided, however, Codexis shall, upon the written request of Shell, keep Shell informed of the status of any such suit, action or proceeding in a timely manner, and must obtain Shell’s prior written consent to such part of any settlement which contemplates payment or other action by Shell or has a material adverse effect on Shell’s business or the use of the Samples. Codexis shall give Shell prompt written notice of the commencement of any such suit, action or proceeding or claim of infringement. If it becomes necessary for defense of the suit, action or proceeding for Codexis to join Shell in any such suit, action or proceeding, Codexis may join Shell as a co-defendant if necessary or desirable, and thereafter Shell may participate in the prosecution of such suit, action or proceeding, at Shell’s expense, and shall execute all documents and take all other actions, including giving testimony, which may reasonably be required in connection with such suit, action or proceeding.

ARTICLE 12

CONFIDENTIALITY

12.1 Confidentiality Obligations. The Parties agree that, during the term of this Agreement and for five (5) years thereafter, all Confidential Information disclosed by one Party to the other Party hereunder shall be received and maintained by the receiving Party in strict confidence, shall not be used for any purpose other than the purposes expressly permitted by this Agreement, and shall not be disclosed to any Third Party except to the extent necessary to enable the receiving Party to practice the rights granted to it pursuant to this Agreement; provided that such disclosure is made under obligations of confidentiality and non-use no less restrictive than the obligations contained herein. The Parties acknowledge and agree that the structure and composition of each particular Biocatalyst developed under the Program shall be deemed Confidential Information of Codexis, subject to the confidentiality and non-use obligations set forth in this Article 12. The obligations of confidentiality and non-use set forth in the first sentence of this Section 12.1 will not apply to any information to the extent that it can be established by the receiving Party that such information:

(a) was already known to the receiving Party or its Affiliates at the time of disclosure without restriction as to confidentiality or use, as evidenced by competent evidence;

(b) was generally available to the public or was otherwise part of the public domain at the time of its disclosure to the receiving Party or its Affiliates;

(c) became generally available to the public or otherwise becomes part of the public domain after its disclosure and other than through any fault of the receiving Party or its Affiliates in breach of this Agreement;

(d) was subsequently disclosed to the receiving Party or its Affiliates by a Third Party without (i) restriction as to confidentiality or use and (ii) violating any confidentiality obligation of such Third Party to the disclosing Party or its Affiliates; or

(e) is independently developed by employees or agents of the receiving Party or its Affiliates without reliance upon or access (directly or indirectly) to Confidential Information of the disclosing Party or its Affiliates, as evidenced by competent evidence.

12.2 Each Party (the “first Party”) represents and warrants that it has or will obtain written agreements from each person who has a need to know the other Party’s (the “second Party’s”) Confidential Information, which agreements will obligate such person to obligations of confidentiality and non-use no less restrictive than the obligations set forth herein, and to assign to such first Party, and such first Party shall and hereby does assign to the second Party, all inventions made by such person during the course of performing any tasks associated with the second Party’s Confidential Information. Further, each Party represents and warrants that those of its employees which have a need to know the other Party’s Confidential Information are bound by obligations of confidentiality and non-use to the employee’s employer Party.

12.3 Notwithstanding this Article 12, the receiving Party may disclose any Confidential Information of the disclosing Party that the receiving Party is required to disclose under applicable laws or regulations, including without limitation applicable securities laws, or an order by a court or other regulatory body having competent jurisdiction; provided, however, that, except where impracticable, the receiving Party shall give the disclosing Party reasonable advance notice of such disclosure requirement (which shall include a copy of any applicable subpoena or order) and, except where impracticable, shall afford the disclosing Party a reasonable opportunity to oppose, limit or secure confidential treatment for such required disclosure. In the event of any such required disclosure, the receiving Party shall disclose only that portion of the Confidential Information of the disclosing Party that the receiving Party is legally required to disclose and, in the event a protective order is obtained by the disclosing Party, nothing in this Article 12 shall be construed to authorize the receiving Party to use or disclose any disclosing Party Confidential Information to parties other than such court or regulatory body or beyond the scope of the protective order. Codexis and its Affiliates may disclose this Agreement if required to be disclosed by applicable state or federal tax or securities laws to the extent, and only to the extent, such laws require such disclosure and Codexis provides Shell a reasonable opportunity to review and comment on the general text of such disclosure.

ARTICLE 13

TERM AND TERMINATION

13.1 Term. The term of this Agreement will commence on the Effective Date and, unless earlier terminated in accordance with Section 13.2, shall continue in effect until the later of (a) twenty (20) years after the Effective Date or (b) the date of the last to expire Program Patent Rights that claim a Biocatalyst and/ or a Microbe for use in the Intermediate Field of Use in the Territory.

13.2 Termination Upon Material Breach. Material failure by a Party to comply with any of its obligations contained herein shall entitle the Party not in default to give to the Party in default written notice (a “Default Notice”) specifying the nature of the default in reasonable detail, requiring such defaulting Party to make good or otherwise cure such default, and stating the non-defaulting Party’s intention to terminate the defaulting Party’s rights under this Agreement if such default is not cured. If such default is not cured within sixty (60) days after the date the Default Notice was sent, then the Party not in default shall be entitled, without prejudice to any other rights conferred on it by this Agreement, and in addition to any other remedies available to it by law or in equity, to terminate the defaulting Party’s rights under this Agreement by written notice of termination to the defaulting Party; provided, however, that if the defaulting Party presents evidence within five (5) days before the expiration of such sixty (60) day cure period of its diligent efforts to effect a cure within such sixty (60) days, but such a cure has not been effected, the non-defaulting Party may not terminate the defaulting Party’s rights under this Agreement until such diligent efforts have ceased; provided further, however, that if the Party receiving such Default Notice (the “Disputing Party”) has a reasonable basis for disputing that it is in default and such Party provides written notice thereof to the other Party before the expiration of such sixty (60) day cure period, then the Disputing Party shall have the right, prior to the expiration of such sixty (60) day period, to submit such dispute for resolution in accordance with the provisions of Section 14.6; provided further that in the event that as a result of such resolution, the Disputing Party is found to be in default and such default is not cured within forty-five (45) days after the date of such resolution, then the Party not in default shall be entitled, without prejudice to any other rights conferred on it by this Agreement, and in addition to any other remedies available to it by law or in equity, to terminate the defaulting Party’s rights under this Agreement by written notice of termination to the Disputing Party. In the event that the non-defaulting Party terminates this Agreement in accordance with this Section 13.2, the rights of the non-defaulting Party, and the obligations of the defaulting Party, shall continue in full force and effect until the expiration of this Agreement.

13.3 Consequences of Expiration or Termination.

(a) The following Articles and Sections of this Agreement shall survive its termination or expiration: 1, 2, 4.1, 4.2(a) (including Schedule B), 4.2(b) (including Schedule B), 5, 6, 8.1 (including Schedule D) (solely to the extent payments thereunder remain unpaid at termination or expiration), 8.3 (for the period set forth therein), 8.4, 8.5, 8.6 (solely to the extent payments thereunder remain unpaid at termination or expiration), 10.2, 11 (including Schedule B), 12 (for the period set forth therein), 13.3 and 14.

(b) Notwithstanding Section 13.3(a), in the event of termination of this Agreement by Shell pursuant to Section 13.2, the license granted by Shell to Codexis pursuant to Sections 4.1 and 6 shall terminate.

(c) Notwithstanding Section 13.3(a), in the event of termination of this Agreement by Codexis pursuant to Section 13.2, the license granted by Codexis to Shell pursuant to Section 4.2(a) shall terminate.

(d) Termination of this Agreement shall be without prejudice to any other remedies which either Party may otherwise have, including each Party’s rights to receive payments accrued under this Agreement prior to the effective date of such termination.

ARTICLE 14

GENERAL PROVISIONS

14.1 Relationship of the Parties. The Parties shall perform their obligations under this Agreement as independent contractors and nothing contained in this Agreement shall be construed to make either Codexis or Shell partners, joint venturers, principals, representatives or employees of the other. Neither Party shall have any right, power or authority, express or implied, to bind the other. Shell and Codexis agree that this Agreement shall not constitute a partnership for tax purposes. In the event, however, that this Agreement was so construed, then Shell and Codexis agree to be excluded from the provisions of Subchapter K of the United States Internal Revenue Code of 1986, as amended.

14.2 Assignments. Neither Party may transfer or assign its rights and obligations under this Agreement without the prior written consent of the other Party; provided that, subject to Article 7 with respect to transfer or assignment by Codexis, either Party may transfer or assign its rights and obligations under this Agreement to an Affiliate of such Party or to a successor to all or substantially all of its business or assets relating to this Agreement whether by sale, acquisition, merger, operation of law or otherwise. Notwithstanding anything to the contrary, any transferee, assignee or successor of a Party shall agree in writing to be bound by the terms of this Agreement prior to the effective date of transfer or assignment of this Agreement and, thereafter, this Agreement shall be binding upon such transferee, assignee or successor. Any attempted transfer or assignment of this Agreement not in accordance with this Section 14.2 will be null and void.

14.3 Force Majeure. Except for the payment of money, neither Party shall be liable to the other for failure or delay in the performance of any of its obligations under this Agreement for the time and to the extent such failure or delay is caused by earthquake, riot, civil commotion, war, terrorist acts, strike, flood, or governmental acts or restriction that is beyond the control of the respective Party. The Party affected by such force majeure will provide the other Party with full particulars thereof as soon as it becomes aware of the same (including its best estimate of the likely extent and duration of the interference with its activities), and will use commercially reasonable efforts to overcome the difficulties created thereby and to resume performance of its obligations as soon as practicable.

14.4 Captions. The captions to this Agreement are for convenience only, and are to be of no force or effect in construing or interpreting any of the provisions of this Agreement.

14.5 Governing Law. This Agreement will be governed by and interpreted in accordance with the laws of the State of New York, applicable to contracts entered into and to be performed wholly within the State of New York, excluding conflict of laws principles.

14.6 Dispute Resolution; Jurisdiction and Venue. Any controversy or claim (“Dispute”), whether based on contract, tort, statute or other legal or equitable theory (including but not limited to any claim of fraud, misrepresentation or fraudulent inducement or any question of validity or effect of this Agreement including this clause) arising out of or related to this Agreement (including but not limited to any amendments, annexations, and extensions to this Agreement) or the breach thereof shall be settled by consultation between the Parties initiated by written notice of the Dispute to the other Party. In the event such consultation does not settle the Dispute within thirty (30) days after written notice of such Dispute, then the Dispute shall be settled by binding arbitration in accordance with the then current commercial arbitration rules of the American Arbitration Association and this provision. The arbitration shall be governed by the United States Arbitration Act, 9 U.S.C. §§ 1-16 (the “Act”) to the exclusion of any provision of state law inconsistent therewith or which would produce a different result. Judgment upon the award rendered by the arbitrator may be entered by any court having jurisdiction. The arbitration shall be held in New York, New York. The Parties shall agree on a single neutral arbitrator with relevant industry experience to conduct the arbitration. If the Parties do not agree on a single neutral arbitrator within ten (10) days after receipt of an arbitration notice, each Party shall select one (1) arbitrator and the two (2) Party-selected arbitrators shall select a third arbitrator with relevant industry experience to constitute a panel of three (3) arbitrators to conduct the arbitration in accordance with the Act. In the event that only one of the Parties selects an arbitrator, then such arbitrator shall be entitled to act as the sole arbitrator to resolve the Dispute or any and all unresolved issues subject to the arbitration. Each and all arbitrator(s) of the arbitration panel conducting the arbitration must and shall agree to render an opinion within twenty (20) days after the final hearing before the panel. The arbitrator(s) shall determine the claim of the Parties and render a final award in accordance with the substantive law of the State of New York, excluding the conflicts provisions of such law. The arbitrator shall set forth the reasons for the award in writing. The terms hereof shall not limit any obligations of a Party to defend, indemnify or hold harmless another Party against court proceedings or other claims, losses damages or expenses. All proceedings and decisions of the arbitrator(s) shall be deemed Confidential Information of each of the Parties. Notwithstanding anything herein to the contrary, a Party may seek a temporary restraining order or a preliminary injunction from any court of competent jurisdiction in order to prevent immediate and irreparable injury, loss, or damage on a provisional basis, pending the decision of the arbitrator(s) on the ultimate merits of any Dispute.

14.7 Notices and Deliveries. Any notice, request, delivery, approval or consent required or permitted to be given under this Agreement will be in writing and will be deemed to have been sufficiently given on the date of receipt if delivered in person, transmitted by telecopier (receipt verified) or by express courier service (signature required) or five (5) days after it was sent by registered letter, return receipt requested (or its equivalent), provided that no postal strike or other disruption is then in effect or comes into effect within two (2) days after such mailing, to the Party to which it is directed at its address or facsimile number shown below or such other address or facsimile number as such Party will have last given by notice to the other Party.

If to Codexis, addressed to:

Codexis, Inc.
200 Penobscot Drive
Redwood City, CA 94063
Attention: Chief Executive Officer
Telephone: 650-421-2388
Fax: 650-421-8102

with a copy to:

Codexis, Inc.
200 Penobscot Drive
Redwood City, CA 94063
Attention: General Counsel
Telephone: 650-421-8160
Fax: 650-421-8108

If to Shell, addressed to:

Shell Oil Products (US)
910 Louisiana Street
Houston, TX 77002
Attention: Fuel Development Program Manager (Americas)
Telephone: 713-241-1461
Fax: 713-241-9800

with a copy to:

Shell Oil Company
Associate General Counsel, Intellectual Property Services
910 Louisiana
Houston, TX 77002
Fax: 713-241-6617

14.8 No Consequential Damages. EXCEPT PURSUANT TO ARTICLE 11 OR 12, IN NO EVENT WILL A PARTY OR ANY OF ITS RESPECTIVE AFFILIATES BE LIABLE TO THE OTHER PARTY OR ANY OF ITS AFFILIATES FOR SPECIAL, INDIRECT, CONSEQUENTIAL OR PUNITIVE DAMAGES, WHETHER IN CONTRACT, WARRANTY, TORT, NEGLIGENCE, STRICT LIABILITY OR OTHERWISE, INCLUDING BUT NOT LIMITED TO, LOSS OF PROFITS OR REVENUE, OR CLAIMS OF CUSTOMERS OF ANY OF THEM OR OTHER THIRD PARTIES FOR SUCH DAMAGES.

14.9 Waiver. A waiver by a Party of any of the terms and conditions of this Agreement in any instance will not be deemed or construed to be a waiver of such term or condition for the future, or of any subsequent breach hereof. All rights, remedies, undertakings, obligations and agreements contained in this Agreement will be cumulative and none of them will be in limitation of any other remedy, right, undertaking, obligation or agreement of either Party.

14.10 Entire Agreement. This Agreement, together with the attached schedules, the Research Agreement (as amended herein), the License Agreement (as amended herein), the Dyadic Letter and the IE/Codexis/Shell Agreement are the sole agreements with respect to the subject matter hereof and supersede all other prior and contemporaneous agreements and understandings between the Parties with respect to the same. Except as expressly amended by this Agreement, the terms of the Research Agreement, the License Agreement, the Dyadic Letter and the IE/Codexis/Shell Agreement shall remain in full force and effect. In addition, nothing in this Agreement shall be interpreted as altering or otherwise amending any right or obligation of IE under the IE/Codexis/Shell Agreement. As between the Parties, in the event that any terms of this Agreement conflicts with the terms of Research Agreement, the License Agreement, the Dyadic Letter or the IE/Codexis/Shell Agreement, the terms of this Agreement shall control.

14.11 Severability. When possible, each provision of this Agreement will be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be prohibited by or invalid under applicable law, such provision will be ineffective but only to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or of this Agreement. The Parties will make an effort to replace the invalid or unenforceable provision with a valid one which in its economic effect is most consistent with the invalid or unenforceable provision.

14.12 Counterparts. This Agreement may be executed simultaneously in counterparts, any one of which need not contain the signature of more than one Party but both such counterparts taken together will constitute one and the same agreement.

14.13 Compliance with Laws. Each Party shall comply with all applicable statutes, laws, regulations, enactments, directives and ordinances and all injunctions, decisions, directives, judgments and orders of any governmental authority in effect at any time in connection with the performance of its obligations under this Agreement.

14.14 Amendment. No amendment of any provision of this Agreement shall be binding on a Party to this Agreement unless consented to in writing and signed by such Party.

[Signature page follows]

IN WITNESS WHEREOF, the Parties have caused this Agreement to be executed by their respective duly authorized officers.

AGREED TO:		AGREED TO:
Codexis, Inc.		Equilon Enterprises LLC

By:	/s/ John Nicols	By:	/s/ Matias Sanchez Cane
Name:	John Nicols	Name:	Matias Sanchez Cane
Title:	President & CEO	Title:	Agent
Date:	August 31, 2012	Date:	August 31, 2012

[Signature Page to Agreement]

SCHEDULE A

Definition of “Cost”

“Costs” shall mean, with respect to the Biocatalysts, the sum of the following (a-e); provided that to the extent that a particular cost could be counted in more than one of the following sections, such cost shall only be counted once:

a.	The amounts paid by Codexis and/or its Affiliates to a Third Party for (i) providing the chemical and biological substances required for the manufacture of such Biocatalyst (for purposes of this definition, collectively, the “Raw Materials”) and packaging materials for producing such Biocatalyst, (ii) formulation, manufacturing and/or finishing such Biocatalyst or any component thereof, (iii) distributing, transporting, storing, and insuring such Biocatalyst, and (iv) testing such Biocatalyst, including with respect to the foregoing, all sales and excise taxes and customs duty charges imposed by Government Authority with respect thereto to the extent actually paid by Codexis and/or its Affiliates and not reimbursed, credited, or refunded by a Third Party.

b.	Direct Expenses shall mean those Direct Material Expenses, Direct Labor Expenses, and Direct Service Expenses captured in time sheets and invoices that are specific for such Biocatalyst.

i.	Direct Material Expenses shall mean the actual cost of Raw Materials, filters, manufacturing supplies, unrecoverable solvent, containers, container components, packaging, labels, and other printed materials actually consumed in the production of such Biocatalyst;

ii.	Direct Labor Expenses shall mean that portion of salaries and benefits actually paid for the labor hours of personnel directly involved in the manufacturing of such Biocatalyst, to the extent such labor hours are directly attributable to the manufacture of such Biocatalyst, and such labor hours have been properly documented by batch record and time sheets.

iii.	Direct Service Expenses shall mean actual out-of-pocket payments to Third Parties for services and/or license rights related to the manufacture of such Biocatalyst;

c.	Indirect Expenses shall mean production overhead costs such as a reasonable allocation of expenses associated with line supervisory personnel overseeing the direct manufacturing of such Biocatalyst. Indirect Expenses can include labor and out-of-pocket costs for quality control, quality assurance, microbiology, document control, calibration/validation, and non-research and development expenses for process development and analytical methods development supporting manufacturing. The above expenses will also include interest expenses apportioned on such fixed assets used to manufacture Biocatalysts. However, any capital expenditures for facilities and equipment used to manufacture Biocatalysts will not be included; and

d.	Overhead Expenses shall mean manufacturing costs with respect to such Biocatalyst that cannot be identified in a practical manner with specific units of production and, therefore, cannot be included as Direct Material Expenses or Direct Labor Expenses. Overhead Expenses include:

i.	Specific manufacturing overhead allocations, including but not limited to facilities support costs, utilities (including electricity, water, sewer, waste disposal), indirect materials and supplies, consumables (including maintenance and repair materials, tools, spare parts), plant management, engineering and development support, maintenance and repair of the production plant and production equipment, property taxes (excluding income taxes), materials management, inventory storage, information management services, and insurance, but shall exclude underutilized capacity; and

ii.	Depreciation and lease costs over the expected life of buildings and equipment specifically attributable to the actual pro rata use of such equipment to manufacture such Biocatalyst.

e.	Delivery costs will be a component of “Costs” to the extent such delivery costs are not borne by a Third Party.

SCHEDULE B

Dyadic Agreement Provisions

To the extent that any rights granted by Codexis to Shell under Section 4.2(a) constitute a sublicense of any rights granted by Dyadic to Codexis under the Dyadic License:

1.	In accordance with Section 2.1(c)(3), Shell acknowledges and agrees that:

a.	Shell shall not transfer any Dyadic Materials (as such term is defined in the Dyadic License), or any derivative or modification thereof, to any to permitted sublicensee under Section 4.2(a), other than under the terms of a sublicense agreement between Shell and such permitted sublicensee; and

b.	Shell and each of its permitted sublicensees hereunder shall not (A) make any derivatives or modifications of (1) any Production Strain (as such term is defined in the Dyadic License) transferred by Codexis to Shell or (2) any Dyadic Materials incorporated in such Production Strain, or (B) reverse engineer (1) any Production Strain transferred by Codexis to Shell or (2) any Dyadic Materials incorporated in such Production Strain. In addition, Shell acknowledges and agrees that, with respect to any Dyadic Material that is transferred by Codexis, directly or indirectly, to Shell, the terms of this Agreement are subordinate to the terms of the Dyadic License.

c.	For purposes of this Schedule B, “reverse engineering” means the identification, modification, derivatization or other manipulation of genetic material included in a Production Strain, including for example any gene, portion of any gene, promoter, regulator, inducer, metabolic pathway, metabolomics, trancriptomics, secretion signal, vector, plasmid, protein, compound, or other material in or of such Production Strain.

2.	In accordance with Section 2.7(b) of the Dyadic License, Shell hereby covenants and agrees not to commence, aid, prosecute or cause to be commenced or prosecuted any legal action or other proceeding against Dyadic or any of its affiliates, or any of its or their successors and assigns, licensees, sublicensees, distributors or customers, wherein Shell alleges infringement (direct or contributory) or inducement of infringement of any Patent (as such term is defined in the Dyadic License) claiming any Improvement (as such term is defined in the Dyadic License) that was made by, or under the authority of Shell.

3.	In accordance with Section 2.7(c) of the Dyadic License, Shell hereby acknowledges and agrees that Dyadic is a third party beneficiary with respect to Shell’s covenant in subpart (2) of this Schedule B.

4.	In the event that Dyadic requests that a copy of this Agreement, or any sublicense agreement entered into by Shell or its permitted sublicensees hereunder, be provided to an independent law firm pursuant to Section 2.1(c) of the Dyadic License, Codexis shall promptly notify Shell in writing. Codexis agrees not to use any law firm for this purpose that is objected to by Shell that Shell identifies in writing within two (2) business days of receipt of such notification from Codexis, provided that in such notice, Shell provides a reasonable basis for each such objection.

SCHEDULE C

Expenditures and Payments

The value of Assignee’s expenditure on development of the Cellulase Technology shall be calculated by multiplying the number of FTEs dedicated to the development of Cellulase Technology by the Assignee and/or its Associated Companies by [***] United States Dollars ($[***]) per year for each FTE dedicated to such development after the effective date of the Assignment;

(a) If the Assignment occurs prior to the [***] anniversary of the Effective Date, Assignee will have a [***] period after the date of the Assignment to expend [***] United States Dollars ($[***]) on the development of Cellulase Technology; provided, however, that in the event Codexis, its Affiliates and/or Third Parties (i) have expended at least [***] United States Dollars ($[***]) as of the date of the Assignment, or (ii) at the time of the Assignment are on a pace to expend at least [***] United States Dollars ($[***]) by the [***] anniversary of the Effective Date, and in each case of (i) and (ii), to develop the Cellulase Technology, the Assignee’s expenditure requirement will be reduced by an amount equivalent to the cumulative expenditure by Codexis, its Affiliates and/or Third Parties to develop the Cellulase Technology during the period beginning on the Effective Date and ending on the effective date of the Assignment, where such expenditure will be calculated by multiplying the number of FTEs assigned by Codexis and/or its Affiliates to develop the Cellulase Technology by [***] United States Dollars ($[***]) per year;

(b) If the Assignment occurs after the [***], and before the [***], anniversary of the Effective Date, the Assignee will have until the [***] anniversary of the Effective Date to expend [***] United States Dollars ($[***]) on the development of Cellulase Technology, provided, however, that in the event Codexis, its Affiliates and/or Third Parties have expended at least [***] United States Dollars ($[***]) to develop the Cellulase Technology within [***] after the Effective Date, the Assignee’s expenditure requirement will be reduced by an amount equivalent to the cumulative expenditure by Codexis, its Affiliates and/or Third Parties to develop the Cellulase Technology during the period beginning on the Effective Date and ending on the effective date of the Assignment, where such expenditure will be calculated by multiplying the number of FTEs assigned by Codexis and/or its Affiliates to develop the Cellulase Technology during such period by [***] United States Dollars ($[***]) per year;

(c) If the Assignment occurs after the [***] anniversary of the Effective Date, the Assignee will be obligated to pay Shell [***] United States Dollars ($[***]); provided, however, that in the event Codexis, its Affiliates and/or Third Parties have expended at least [***] United States Dollars ($[***]) to develop the Cellulase Technology within [***] after the Effective Date, the Assignee’s payment to Shell will be reduced by an amount equivalent to the cumulative expenditures by Codexis, its Affiliates and/or Third Parties to develop the Cellulase Technology during the period beginning on the Effective Date and ending on the effective date of the Assignment, where such expenditure will be calculated by multiplying the number of FTEs assigned by Codexis and/or its Affiliates to develop the Cellulase Technology during such period by [***] United States Dollars ($[***]) per year;

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

For the avoidance of doubt, the table below describes the obligations of the Assignee pursuant to Section 7.1(a); provided, however, that in the event of a conflict between the table below and the provisions of sections (a), (b) or (c) in this Schedule C above, the provisions of sections (a), (b) or (c) in this Schedule C above shall control:

TIMING OF THIRD PARTY ASSIGNMENT (POST- EFFECTIVE DATE)	ASSIGNEE OBLIGATION UNDER SECTION 7.1(a)

[***]

$[***] towards Cellulase Technology development (calculated at $[***] per FTE per year) over the [***] period following the Assignment, minus any expenditure by Codexis, its Affiliates and/or Third Parties on development of Cellulase Technology (calculated at $[***] per FTE per year), provided Codexis, its Affiliates and/or Third Parties have spent or, at the time of Assignment, are on a pace to spend, [***] prior to the [***] anniversary of the Effective Date.

[***]

$[***] towards Cellulase Technology development (calculated at $[***] per FTE per year) prior to the [***] anniversary of the Effective Date minus any expenditure by Codexis, its Affiliates and/or Third Parties on development of Cellulase Technology (calculated at $[***] per FTE per year), provided Codexis, its Affiliates and/or Third Parties have spent $[***] prior to the [***] anniversary of the Effective Date.

[***]	$[***] payment to Shell minus any expenditure by Codexis, its Affiliates and/or Third Parties (calculated at $[***] per FTE per year) on development of Cellulase Technology that occurs between the Effective Date and the [***] anniversary of the Effective Date, provided Codexis, its Affiliates and/or Third Parties have spent $[***] prior to the [***] anniversary of the Effective Date.

By way of examples, not intended to be limiting, to further clarify the obligations of the Assignee pursuant to Section 7.1(a) and this Schedule C (all examples assume an Effective Date of August 31, 2012):

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

Example 1: Assignment During [***] Where Codexis Expenditure Offsets Assignee’s Obligation. If an Assignment were to occur on [***] and Codexis and/or its Affiliates had employed [***] FTEs, self-funded by Codexis, on the development of the Cellulase Technology beginning on the Effective Date, Codexis would have been deemed to have been spent $[***] FTEs [***] Year [***] $[***] on the development of the Cellulase Technology. This would qualify as Codexis being on pace to spend $[***] over a [***] period following the Effective Date, allowing the expenditure to offset the development obligation of an Assignee. Therefore, an Assignee would be obligated to spend $[***] minus Codexis’ $[***] expenditure, or $[***], by employing a total of [***] FTEs ($[***] $[***]) on further development of the Cellulase Technology by [***] following the date of Assignment, or [***].

Example 2: Assignment During [***] Where Codexis Expenditure Does Not Offset Assignee’s Obligation. If an Assignment were to occur on [***] and Codexis and/or its Affiliates had employed [***] FTEs, self-funded by Codexis, on the development of the Cellulase Technology beginning on the Effective Date, Codexis would have been deemed to have been spent $[***] FTEs [***] Year × $[***] on the development of the Cellulase Technology. This would not qualify Codexis being on pace to spend $[***] over a [***] period following the Effective Date, in which case an Assignee would be obligated to spend $[***] by employing a total of [***] FTEs ($[***] $[***]) on further development of the Cellulase Technology by [***] following the date of Assignment, or [***].

Example 3: Assignment During [***] Where Codexis Expenditure Offsets Assignee’s Obligation. If an Assignment were to occur on [***] and Codexis and/or its Affiliates had employed [***] FTEs, funded by a Third Party at a rate of $[***] per FTE, on the development of the Cellulase Technology since the Effective Date, Codexis would have been deemed to have been spent $[***] FTEs [***] Years × $[***] on the development of the Cellulase Technology, of which $[***] FTEs [***] Years x $[***] is applicable towards the Codexis spending threshold of $[***] over a [***] period following the Effective Date. Because this is above Codexis’ $[***] spending threshold, Codexis’ full $[***] expenditure would be subtracted against the development obligation of an Assignee. Therefore, an Assignee would be obligated to spend $[***] minus Codexis’ $[***] expenditure, or $[***], by employing a total of [***] FTEs ($[***] / $[***] on further development of the Cellulase Technology by [***] following the Effective Date, or [***].

Example 4: Assignment During [***] Where Codexis Expenditure Does Not Offset Assignee’s Obligation. If an Assignment were to occur on [***] and Codexis and/or its Affiliates had employed [***] FTEs, funded by a Third Party at a rate of $[***] per FTE, on the development of the Cellulase Technology beginning on the Effective Date, Codexis would have been deemed to have been spent $[***] FTEs [***] Years × $[***] on the development of the Cellulase Technology, of which $[***] FTEs [***] Years × $[***] is applicable towards the Codexis spending threshold of $[***] a [***] period following the Effective Date. Because this is below Codexis’ $[***] spending threshold, an Assignee would be obligated to spend the full $[***] by employing a total of [***] FTEs ($[***] / $[***] on further development of the Cellulase Technology by [***] following the Effective Date, or [***].

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

Example 5: Assignment After [***] Where Codexis Expenditure Offsets Assignee’s Obligation. If an Assignment were to occur on [***] and Codexis and/or its Affiliates had employed [***] FTEs, funded by a Third Party at a rate of $[***] per FTE, on the development of the Cellulase Technology beginning on the Effective Date and ending on [***] with no expenditures thereafter, Codexis would have been deemed to have been spent $[***] FTEs [***] Year × $[***] on the development of the Cellulase Technology. This would be over the threshold of Codexis spending $[***] over a [***] period following the Effective Date, allowing the expenditure to be offset against the development obligation of an Assignee, however it would not be sufficient to satisfy an Assignee’s obligations to Shell under Article 7. Therefore, an Assignee would be obligated to pay directly to Shell $[***] minus Codexis’ $[***] expenditure, or $[***], within 90 days after Assignment, or [***].

Example 6: Assignment After [***] Where Codexis Expenditure Entirely Offsets Assignee’s Obligation. If an Assignment were to occur on [***] and Codexis and/or its Affiliates had employed [***] FTEs, funded by a Third Party at a rate of $[***] per FTE, on the development of the Cellulase Technology beginning on the Effective Date and ending on [***], with no expenditures thereafter, Codexis would have been deemed to have been spent $[***] FTEs [***] Years × $[***] on the development of the Cellulase Technology. This would be above the threshold of Codexis spending $[***] over a [***] period following the Effective Date, allowing the expenditure to be offset against the development obligation of an Assignee. Moreover, Codexis and/or its Affiliates would have been deemed to have expended $[***] by [***], (assuming consistent employment of [***] FTEs since the Effective Date) allowing Codexis to deliver notice that the obligations of Article 7 have been fulfilled pursuant to Section 7.4.

Example 7: Assignment After [***] Where Codexis Expenditure Does Not Offset Assignee’s Obligation. If an Assignment were to occur on [***] and Codexis and/or its Affiliates had not employed any FTEs on the development of the Cellulase Technology beginning on the Effective Date, Codexis would have been deemed to have been spent $[***] FTEs [***] Years × $[***] on the development of the Cellulase Technology. This would be below the threshold of Codexis spending $[***] over a [***] period following the Effective Date, in which case an Assignee would be obligated to pay directly to Shell $[***] within 90 days after Assignment, or [***].

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

SCHEDULE D

Example Calculations of Royalties Payments

By way of examples, not intended to be limiting, to further clarify Codexis’ obligation to pay royalty payments to Shell pursuant to Section 8.1(a):

•

If Codexis, [***] after the Effective Date and after the First Commercial Sale, sells [***] tons of Biocatalyst for use in the Intermediate Field of Use to Third Parties in the Territory for Net Sales amounting to $[***], Codexis is obliged to pay Shell a [***] % royalty on such sales in the amount of $[***].

•

If Codexis, [***] after the Effective Date and after the First Commercial Sale, sells [***] tons of Biocatalyst for use in the Intermediate Field of Use to Third Parties in the Territory for Net Sales amounting to $[***] and utilizes [***] tons of Biocatalyst for its own Intermediate Field of Use, Codexis is obliged to pay Shell a [***] % royalty on such sales to Third Parties in the amount of $[***] and a [***] % royalty on its own use in the amount of $[***], indicated by the Third Party Net Sales price of $[***] per ton of Biocatalyst.

•

In the case of a valid assignment of this agreement to a third-party Assignee 3 years after the Effective Date, if such Assignee utilizes [***] tons of Biocatalyst for its own Intermediate Field of Use but does not sell Biocatalyst for use in the Intermediate Field of Use to Third Parties in the Territory, Codexis is obliged to pay Shell a [***] % royalty on its own use, informed by a mutually agreed upon price per ton of Biocatalyst at that point in time.

•

If Codexis, [***] after the Effective Date, forms a joint venture with a Third Party where Codexis is a [***] equity participant and the Third Party is a [***] equity participant, the joint venture will be considered a Codexis Affiliate, owing Shell a [***] % royalty obligation from a sale of any Biocatalyst for use in the Intermediate Field of Use in the Territory after the First Commercial Sale. If the Third Party involved in such a joint venture, with such [***] equity stake, is also obliged to pay Shell a [***] % royalty on from a sale of the same Biocatalyst from a separate agreement, then the joint venture would be deemed to owe Shell a weighted average royalty from the parties to the Other Agreement. This weighted average royalty would be calculated by adding the sum of [***] multiplied by [***] % and [***] multiplied by [***] %, equaling a [***] % royalty that the joint venture would owe to Shell upon a sale of any Biocatalyst for use in the Intermediate Field of Use in the Territory after the First Commercial Sale.

•

If Codexis, [***] after the Effective Date, forms a joint venture with a Third Party where Codexis is a [***] equity participant and the Third Party is a [***] equity participant, the joint venture will be considered a Codexis Affiliate, owing Shell a [***] % royalty obligation from a sale of any Biocatalyst for use in the Intermediate Field of Use in the Territory after the First Commercial Sale. If the Third Party involved in such a joint venture, with such [***] equity stake, is also obliged to pay Shell a [***] % royalty on

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

from a sale of the same Biocatalyst from a separate agreement, then the joint venture would be deemed to owe Shell a weighted average royalty from the parties to the Other Agreement. This weighted average royalty would be calculated by adding the sum of [***] multiplied by [***] % and [***] multiplied by [***] %, equaling a [***] % royalty that the joint venture would owe to Shell upon a sale of any Biocatalyst for use in the Intermediate Field of Use in the Territory after the First Commercial Sale

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

SCHEDULE E

Most Favored Nation Pricing

The examples below, which are not intended to be limiting, assume that the Cost of manufacturing and sales price for Biocatalysts in the Intermediate Field of Use in the Territory are representative of the preceding 12 month period to any date indicated.

•

Assume that Codexis, [***] after the Effective Date, manufactures its Biocatalysts for a [***] $[***] and that no individual Third Party customer of Codexis pays less than $[***] for the same Biocatalysts. In this scenario, [***] the [***] will provide Shell with a lower purchase price - $[***] - than [***] lower than the lowest price paid by [***] for a BioCatalyst in the Intermediate Field of Use in the Territory – $[***]. The purchase price is calculated by determining [***] that will result in Codexis’ [***] with a Cost of $[***] per ton of Biocatalyst. In this scenario, [***] $[***] can be calculated by dividing the Cost of $[***] per ton by [***] minus a [***]. In this case the [***] $[***] divided by [***] $[***] would equal [***].

•

Assume that Codexis, [***] after the Effective Date, manufactures its Biocatalysts for a [***] $[***] per ton and that the lowest price paid by [***] is $[***] per ton for the same Biocatalysts. If Codexis was to enter into a supply agreement with Shell for the same Biocatalysts in the Intermediate Field of Use in the Territory, Shell’s purchase price would be equal to $[***] per ton because that would be [***] lower than the lowest price paid by [***] for a BioCatalyst in the Intermediate Field of Use in the Territory. In this scenario [***] would be equal to approximately $[***] per ton, calculated by setting the [***] per ton, divided by [***]. Shell would thus obtain a lower purchase price through opting for a price [***] lower than the lowest price paid by [***] than for [***].

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.